Exhibit 5 and Exhibit 23(ii)

                                RICHARD D. SURBER
                                ATTORNEY- AT- LAW
                          268 West 400 South, Suite 300
                           Salt Lake City, Utah 84101
                       Telephone - (801) 575-8073 Ext. 106
                           Facsimile - (801) 575-8092

July 25, 2000


Board of Directors
EnterNet, Inc.
1403 East 900 South

Salt Lake City, Utah 84105

Re: Form SB-2 Registration Statement

Gentlemen:

I have acted as a special counsel for EnterNet, Inc., a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission ("the Commission") under the Securities Act of 1933, as amended, ("the Act") of a registration statement on Form SB-2 (the "Registration Statement"). This opinion relates to the issuance of 10,000,000 shares of the Company's common stock, par value $.01 per share ("Shares"), which the Company's Board of Directors has authorized the filing of the Registration Statement on Form SB-2 with the Securities and Exchange Commission (the "Commission"). In connection with the Company's filing of the Registration Statement, you have requested my opinion regarding the validity of the issuance of the aforementioned Shares.

This opinion letter (this "Opinion") is governed by, and shall be interpreted in accordance with the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications and limitations, all as more particularly described in the Accord, and this Opinion should be read in conjunction therewith.

In connection with the preparation of this Opinion, I have examined the following:

     o    The Company's Articles of Incorporation and Bylaws;

     o    The Registration Statement herein referenced;

     o The authorization and approval, dated July 10, 2000, by the Company's Board of Directors of the Shares and Registration Statement;

     o Such other documents as I have deemed necessary for the purposes of this Opinion.

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Additionally,  I  have  made  such  investigations  of  federal  law  as I  have considered necessary and appropriate to form a basis for this Opinion. This Opinion is qualified by the scope of the document review specified herein and I make no representations as to the sufficiency of my investigation for this Opinion. I further expressly exempt from this Opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements in the Registration Statement.

The documentation and representations provided to me for this Opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the number of shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding. As such, I am of the opinion that the Shares herein referenced have been;

     o Duly and validly authorized, in that as of the date of this opinion the number of shares to be issued is not greater than the number of shares authorized by the certificate of incorporation and that the shares are of a type that are permitted under the laws of the State of Nevada;

     o Validly issued, in that as of the date of this opinion the Company's director has duly authorized the issuance of the shares, no agreement prevents EnterNet from issuing the shares and the form of stock certificate is proper; and

     o Fully paid and non-assessable, in that prior to issuing the shares, EnterNet will receive the consideration necessary, which is permissible consideration for the shares offered and the purchaser of shares does not have the right to tender the shares to EnterNet and receive in return the amount he paid to the company.

This opinion is based upon and subject to the qualifications and limitations specified below:

     o In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued thereunder will be validly issued, fully paid and nonassessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the capital stock of the Company will be fully and accurately reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been, or will be, paid in full and actually received by the Company before the shares are issued.

     o I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

     o In rendering this opinion I have assumed that all signature are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

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     o    I  have  assumed  that  the  Company  is  satisfying  the  substantive requirements  of  Form  SB-2  and I  expressly  disclaim  any  opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the
          subsequent   tradeability   of  any  Shares  issued  pursuant  to  the
          Registration Statement.

     o I am admitted to practice law in the State of California. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstance and transactions that are the subject of this opinion.

     o This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same. I assume no responsibility to advise you of any subsequent changes or developments which might affect any aspect to this opinion.

Further, this opinion is limited to the Company complying the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities laws as may be applicable, including but not limited to the Company's agreement to not issue any certificate for any shares, nor accept or solicit any offer for sale of the securities being registered in this Registration Statement until such time as the Registration Statement becomes effective.

I, hereby, consent to the use of this opinion as an exhibit to the Registration Statement. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Sincerely,


/s/ Richard D. Surber
------------------------
Richard D. Surber
Attorney at Law

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